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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Fourth Quarter and Fiscal Year 2019 Results

HOUSTON, TX - November 26, 2019 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced financial results for its fifty-two week fiscal year 2019 and its twelve-week fourth quarter fiscal 2019, which ended on August 28, 2019. Comparisons in this press release for the fourth quarter fiscal 2019 are referred to as "fourth quarter". Comparisons to the fourth quarter fiscal 2018 are to the twelve-week period that ended August 29, 2018.

Fiscal Fourth Quarter Summary:

•	Same-store sales decreased 3.7%; total sales decreased 14.9% to $71.4 million due in large part to operating 22 fewer stores.

•	Net loss was $9.1 million compared to a net loss of $1.9 million in the fourth quarter fiscal 2018 due primarily to store level profit declines and gains on the sale of assets in the prior year.

Chris Pappas, President and CEO, commented, “We are not pleased with our shareholder value, same-store sales, guest traffic results, or corporate overhead. The Special Committee of the Board continues its focus on developing shareholder value initiatives. Operationally, we made strategic personnel changes in fiscal 2019, including appointment of a new Chief Operating Officer, VP of Marketing, and VP of Information Technology. Our whole team is working diligently and we are making progress on our turnaround efforts. Already in fiscal 2020, we have realized improved guest traffic and sales trends. Additionally, we are transitioning portions of our accounting, payroll, operational reporting, and other back-office functions to a leading multi-unit restaurant outsourcing firm. We anticipate completing the transition in the first calendar quarter of 2020 and expect to realize additional cost savings and enhanced capabilities from this transition.

“At the restaurant level, our managers and restaurant team members are working hard to maintain and build value by consistently delivering great guest experiences. They are our greatest brand assets, and I applaud their hard work and dedication to showcasing our brand values."

Other Fiscal Fourth Quarter Results:

•	Luby’s Cafeterias same-store sales decreased 3.2%: guest traffic decreased 1.1% and average spend per guest decreased 2.2%.

•	Fuddruckers Restaurants same-store sales decreased 5.5%: guest traffic decreased 3.8% and average spend per guest decreased 1.8%.

•
Culinary Contract Services revenues increased to $7.3 million with 31 operating locations at the end of the fourth quarter compared to $6.4 million with 28 operating locations at the end of fiscal 2018.

•	Franchise revenue was approximately level at $1.6 million in the fourth quarters of fiscal 2019 and fiscal 2018. We ended fiscal 2019 with a franchise network of 102 locations.

•
Selling, general, and administrative expenses decreased $1.2 million, or 12.7% compared to the fourth quarter fiscal 2018, resulting from reduced headcount, partially offset by increased marketing and advertising spending.

•
Loss from continuing operations was $9.1 million, or a loss of $0.30 per diluted share, in the fourth quarter compared to a loss of $1.9 million, or $0.06 per diluted share, in the fourth quarter fiscal 2018.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $4.9 million, or 7.9% of restaurant sales, in the fourth quarter compared to $8.2 million, or 10.8% of restaurant sales, during the fourth quarter fiscal 2018.

•	Adjusted EBITDA was a loss of $1.5 million in the fourth quarter compared to a profit of $0.5 million in fiscal 2018.

•	Capital expenditures for the fourth quarter were $1.2 million, a decrease from $1.5 million in the fourth quarter last year.

Same-Store Sales Year-Over-Year Comparison

	Q1 2019(3)	Q2 2019(3)	Q3 2019(3)	Q4 2019(3)	Full Year 2019(3)
	(16 weeks vs 16 weeks)	(12 weeks vs 12 weeks)	(12 weeks vs 12 weeks)	(12 weeks vs 12 weeks)	(52 weeks vs 52 weeks)
Luby's Cafeterias	(3.0)%	(2.2)%	(3.1)%	(3.2)%	(2.9)%
Fuddruckers Restaurants	(11.2)%	(5.3)%	(6.1)%	(5.5)%	(7.5)%
Combo locations (1)	(11.1)%	(7.1)%	(4.8)%	(2.5)%	(6.8)%
Cheeseburger in Paradise	(0.6)%	(3.1)%	(4.4)%	(3.6)%	(2.9)%
Total same-store sales (2)	(5.5)%	(3.3)%	(4.0)%	(3.7)%	(4.2)%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. At the end of the fourth quarter, there were 73 Luby’s Cafeterias, 38 Fuddruckers Restaurants, 6 Combo locations, and 1 Cheeseburger in Paradise locations that met the definition of same-stores.

(3)
Q1 2019, Q2 2019, Q3 2019, Q4 2019 and Full Year 2019 same-store sales reflect the year-over-year change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

Fourth Quarter Total Restaurant Sales:
($ thousands)

Restaurant Brand	Q4 2019	Q4 2018	Change ($)	Change (%)
Luby’s Cafeterias	$42,937	$47,216	$(4,279)	(9.1)%
Fuddruckers restaurants	14,331	20,142	(5,811)	(28.9)%
Combo locations	4,548	4,667	(119)	(2.5)%
Cheeseburger in Paradise	780	3,756	(2,976)	(79.2)%
Gift card discount and breakage, net	(161)	—	(161)
Total Restaurant Sales	$62,435	$75,781	$(13,346)	(17.6)%

Fiscal Year 2019 Summary:

•	Total sales were $323.5 million, including $284.5 million in restaurant sales, compared to total sales of $365.2 million, including $332.5 million in restaurant sales, in fiscal 2018.

•	Same-store sales decreased 4.2%, including a 2.9% sales decrease at Luby's Cafeterias and a 7.5% sales decrease at Fuddruckers.

•
17 underperforming company-owned restaurants were closed in fiscal 2019 and five company-owned Fuddruckers restaurants transitioned to a franchisee in fiscal 2019. These 22 restaurants accounted for $19.1 million in sales and $2.3 million in store-level loss for the portion of the year that they operated in fiscal 2019 as company-owned restaurants.

•	Culinary contract services revenue increased $6.1 million, or 23.7%, to $31.9 million compared to fiscal 2018. We operated at 31 Culinary contract services locations at the end of fiscal 2019.

•	Franchise revenue increased $0.3 million, or 5.1%, to $6.7 million compared to fiscal 2018. We ended fiscal 2019 with a franchise network of 102 locations.

•	Loss from continuing operations was $15.2 million, or $0.51 per diluted share, in fiscal 2019, compared to a loss of $33.0 million, or $1.10 per diluted share, in fiscal 2018.

•	Adjusted EBITDA was $3.7 million in fiscal 2019 compared to approximately zero in fiscal 2018.

•	The company’s $45.0 million asset sales program that began in fiscal 2018 has generated $35.9 million in proceeds from the sale of property through the end of fiscal 2019.

•
The company incurred $4.3 million in restructuring expenses, employee severance, and proxy services in fiscal 2019. These expenses, recorded in Other charges, were included in Selling, general and administrative expenses in previously reported quarters of fiscal 2019.

•	The company transitioned a total of seven company-owned Fuddruckers restaurants to franchisees since announcing its initiative to pursue a franchisee-centric business model for the Fuddruckers brand.

Balance Sheet and Capital Expenditures

We ended the fourth quarter with net debt (total debt less cash) of $35.9 million, compared to $35.8 million at the end of fiscal 2018. During the fourth quarter, our capital expenditures were $1.2 million, compared to $1.5 million in the fourth quarter fiscal 2018. For the full year, capital expenditures were $4.0 million for fiscal 2019, compared to $13.2 million for fiscal 2018. At the end of the fourth quarter, we had $3.6 million in cash and $101.0 million in total shareholders’ equity.

Restaurant Counts:

	August 29, 2018	Fiscal 2019 YTD Openings	Fiscal 2019 YTD Closings	Fiscal 2019 Transfers to Franchisee	August 28, 2019
Luby’s Cafeterias(1)	84	—	(5)		79
Fuddruckers Restaurants(1)	60	—	(11)	(5)	44
Cheeseburger in Paradise	2	—	(1)		1
Total	146	—	(17)	(5)	124

(1)	Includes 6 restaurants that are part of Combo locations.

Special Committee Update:

The Special Committee of the Board, as previously announced, that has been formed with the purpose of establishing a strategic review process to identify, examine, and consider a range of strategic alternatives available to the Company with the objective of maximizing shareholder value, continues its work.

Conference Call

Luby’s will host a conference call on November 26, 2019 at 10:00 a.m. Central Time to discuss further its fourth quarter fiscal 2019 results. To access the call live, dial (412) 902-0030 and use the access code 13695072# at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through December 6, 2019, and may be accessed by calling (201) 612-7415 and using the access code 13695072#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operated 119 restaurants nationally as of November 26th: 78 Luby’s Cafeterias, 40
Fuddruckers, and one Cheeseburger in Paradise restaurant. Luby's is the franchisor for 98 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, and Panama. Luby's Culinary Contract Services provides food service management to 32 sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Year Ended
	August 28, 2019	August 29, 2018	August 28, 2019	August 29, 2018
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
SALES:
Restaurant sales	$62,435	$75,781	$284,513	$332,518
Culinary contract services	7,278	6,369	31,888	25,782
Franchise revenue	1,563	1,634	6,690	6,365
Vending revenue	87	119	379	531
TOTAL SALES	71,363	83,903	323,470	365,196
COSTS AND EXPENSES:
Cost of food	17,775	21,049	79,479	94,238
Payroll and related costs	24,251	28,448	108,509	124,478
Other operating expenses	11,481	13,404	50,886	62,286
Occupancy costs	4,069	4,822	18,133	20,399
Opening costs	6	64	56	554
Cost of culinary contract services	6,230	6,048	28,554	24,161
Cost of franchise operations	783	330	1,633	1,528
Depreciation and amortization	2,946	4,051	13,998	17,453
Selling, general and administrative expenses	8,298	9,506	34,179	38,725
Other charges	485	—	4,270	—
Provision for asset impairments and restaurant closings	2,506	2,200	5,603	8,917
Net loss (gain) on disposition of property and equipment	103	(5,529)	(12,832)	(5,357)
Total costs and expenses	78,933	84,393	332,468	387,382
LOSS FROM OPERATIONS	(7,570)	(490)	(8,998)	(22,186)
Interest income	—	—	30	12
Interest expense	(1,384)	(1,112)	(5,977)	(3,348)
Other income (expense), net	(3)	(20)	195	298
Loss before income taxes and discontinued operations	(8,957)	(1,622)	(14,750)	(25,224)
Provision for income taxes	123	236	469	7,730
Loss from continuing operations	(9,080)	(1,858)	(15,219)	(32,954)
Income (loss) from discontinued operations, net of income taxes	11	(5)	(7)	(614)
NET LOSS	$(9,069)	$(1,863)	$(15,226)	$(33,568)
Loss per share from continuing operations:
Basic	$(0.30)	$(0.06)	$(0.51)	$(1.10)
Assuming dilution	$(0.30)	$(0.06)	$(0.51)	$(1.10)
Loss per share from discontinued operations:
Basic	$0.00	$0.00	$0.00	$(0.02)
Assuming dilution	$0.00	$0.00	$0.00	$(0.02)
Net loss per share:
Basic	$(0.30)	$(0.06)	$(0.51)	$(1.12)
Assuming dilution	$(0.30)	$(0.06)	$(0.51)	$(1.12)
Weighted average shares outstanding:
Basic	29,965	30,030	29,786	29,901
Assuming dilution	29,965	30,030	29,786	29,901

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Year Ended
	August 28, 2019	August 29, 2018	August 28, 2019	August 29, 2018
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
Restaurant sales	87.5%	90.3%	88.0%	91.1%
Culinary contract services	10.2%	7.6%	9.9%	7.1%
Franchise revenue	2.2%	1.9%	2.1%	1.7%
Vending revenue	0.1%	0.1%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)

Cost of food	28.5%	27.8%	27.9%	28.3%
Payroll and related costs	38.8%	37.5%	38.1%	37.4%
Other operating expenses	18.4%	17.7%	17.9%	18.7%
Occupancy costs	6.5%	6.4%	6.4%	6.1%
Vending revenue	(0.1)%	(0.2)%	(0.1)%	(0.2)%
Store level profit	7.9%	10.8%	9.8%	9.5%

(As a percentage of total sales)
Marketing and advertising expenses	1.3%	0.8%	1.2%	1.0%
General and administrative expenses	10.3%	10.5%	9.4%	9.6%
Selling, general and administrative expenses	11.6%	11.3%	10.6%	10.6%
LOSS FROM OPERATIONS	(10.6)%	(0.6)%	(2.8)%	(6.1)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	August 28, 2019	August 29, 2018

ASSETS
Current Assets:
Cash and cash equivalents	$3,640	$3,722
Restricted Cash and cash equivalents	9,116	—
Trade accounts and other receivables, net	8,852	8,787
Food and supply inventories	3,432	4,022
Prepaid and other assets	2,355	3,219
Total current assets	27,395	19,750
Property held for sale	16,488	19,469
Assets related to discontinued operations	1,813	1,813
Property and equipment, net	121,743	138,287
Intangible assets, net	16,781	18,179
Goodwill	514	555
Other assets	1,266	1,936
Total assets	$186,000	$199,989
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,465	$10,457
Liabilities related to discontinued operations	14	14
Credit facility debt	—	39,338
Accrued expenses and other liabilities	24,475	31,755
Total current liabilities	32,954	81,564
Credit facility debt, less current portion	45,439	—
Liabilities related to discontinued operations	—	16
Other liabilities	6,577	5,781
Total liabilities	$84,970	$87,361
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; Shares issued were 30,478,972 and 30,003,642 at August 28, 2019 and August 29, 2018, respectively; Shares outstanding were 29,978,972 and 29,503,642 at August 28, 2019 and August 29, 2018, respectively	9,753	9,602
Paid-in capital	34,870	33,872
Retained earnings	61,182	73,929
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	101,030	112,628
Total liabilities and shareholders’ equity	$186,000	$199,989

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Year Ended
	August 28, 2019	August 29, 2018
	(52 weeks)	(52 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,226)	$(33,568)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for asset impairments and net loss (gain) on property dispositions	(7,229)	3,619
Depreciation and amortization	13,998	17,453
Amortization of debt issuance cost	1,317	534
Share-based compensation expense	1,140	2,144
Deferred tax provision	—	8,192
Cash used in operating activities before changes in operating assets and liabilities	(6,000)	(1,626)
Changes in operating assets and liabilities:
Increase in trade accounts and other receivables	(65)	(775)
Decrease in food and supply inventories	590	432
Decrease in prepaid expenses and other assets	1,657	808
Decrease in accounts payable, accrued expenses and other liabilities	(9,312)	(7,292)
Net cash used in operating activities	(13,130)	(8,453)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	21,836	14,191
Insurance proceeds related to property and equipment	—	2,070
Purchases of property and equipment	(3,987)	(13,247)
Net cash provided by investing activities	17,849	3,014
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	42,300	147,600
Revolver repayments	(57,000)	(132,000)
Debt issuance costs	(3,266)	(386)
Proceeds on term loan	58,400	—
Term loan repayments	(36,107)	(7,079)
Tax paid on equity withheld	(12)	(70)
Net cash provided by financing activities	4,315	8,065
Net increase in cash and cash equivalents and restricted cash	9,034	2,626
Cash and cash equivalents and restricted cash at beginning of period	3,722	1,096
Cash and cash equivalents and restricted cash at end of period	$12,756	$3,722
Cash paid for:
Income taxes	$470	$426
Interest	4,452	2,499

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

	Quarter Ended		Year Ended
	August 28, 2019	August 29, 2018	August 28, 2019	August 29, 2018
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
	(In thousands)		(In thousands)
Store level profit	$4,946	$8,177	$27,885	$31,648

Plus:
Sales from culinary contract services	7,278	6,369	31,888	25,782
Sales from franchise operations	1,563	1,634	6,690	6,365

Less:
Opening costs	6	64	56	554
Cost of culinary contract services	6,230	6,048	28,554	24,161
Cost of franchise operations	783	330	1,633	1,528
Depreciation and amortization	2,946	4,051	13,998	17,453
Selling, general and administrative expenses(a)	8,298	9,506	34,179	38,725
Other charges	485	—	4,270	—
Provision for asset impairments and restaurant closings	2,506	2,200	5,603	8,917
Net loss (gain) on disposition of property and equipment	103	(5,529)	(12,832)	(5,357)
Interest income	—	—	(30)	(12)
Interest expense	1,384	1,112	5,977	3,348
Other income (expense), net	3	20	(195)	(298)
Provision for income taxes	123	236	469	7,730
Loss from continuing operations	$(9,080)	$(1,858)	$(15,219)	$(32,954)

(a) Marketing and advertising expense included in Selling, general and administrative expenses was $0.9 million and $0.6 million for the fourth quarter fiscal 2019 and 2018, respectively, and $3.9 million and $3.5 million for fiscal year 2019 and 2018, respectively.

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes, and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments and restaurant closings, other charges, franchise taxes, and non-cash compensation expense.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Year Ended
	August 28, 2019	August 29, 2018	August 28, 2019	August 29, 2018
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
Loss from continuing operations	$(9,080)	$(1,858)	$(15,219)	$(32,954)
Depreciation and amortization	2,946	4,051	13,998	17,453
Provision for income taxes	123	236	469	7,730
Interest expense	1,384	1,112	5,977	3,348
Interest income	—	—	(30)	(12)
Other charges	485	—	4,270	—
Net loss (gain) on disposition of property and equipment	103	(5,529)	(12,832)	(5,357)
Provision for asset impairments and restaurant closings	2,506	2,200	5,603	8,917
Non-cash compensation expense	(53)	245	1,140	1,404
Franchise taxes	42	41	205	213
Decrease (Increase) in fair value of derivative	—	—	88	(701)
Adjusted EBITDA	$(1,544)	$498	$3,669	$41